Exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Taiwan Liposome Company, Ltd. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date February 15, 2019

BURRILL LIFE SCIENCES CAPITAL FUND III, L.P.

By: Kearny Venture Associates II, LLC, its General Partner

By:	/s/ Andrew Jensen
Managing Director

KEARNY VENTURE ASSOCIATES II, LLC

By:	/s/ Andrew Jensen
Managing Director